                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

                  THIS AGREEMENT is entered into as of the 4th day of May, 2005, by and between CITIBANK, N.A., a national banking association (the "Seller"), and RECKSON COURT SQUARE, LLC, a Delaware limited liability company (the "Purchaser").

                               W I T N E S S E T H

                  WHEREAS, Seller is the fee owner of the land described in EXHIBIT A attached hereto (the "Land"), together with the office tower, low-rise building, connecting rotunda and all other improvements erected thereon (collectively, the "Building");

                  WHEREAS, Seller wishes to sell the Property (as such term is hereinafter defined) to Purchaser;

                  WHEREAS, Purchaser desires to purchase the Property from Seller;

                  WHEREAS, Purchaser has agreed to lease to Seller, and Seller has agreed to lease from Purchaser, the Citi Leased Premises (as such term is hereinafter defined) in the manner hereinafter set forth; and

                  WHEREAS, the parties hereto are desirous of setting forth their respective rights and obligations with respect to the transactions contemplated by this Agreement;

                  NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

                  Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  "Adjourned Closing Date" has the meaning given to such term in
Section 4.1(c) of this Agreement.

                  "Agreement" means this Purchase and Sale Agreement, including all Exhibits and Schedules hereto.

                  "Bill of Sale" has the meaning given to such term in Section 5.2(b) of this Agreement.

                  "Building" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

                  "Business Day" means every day other than Saturdays, Sundays, all days observed by the federal or New York State government as legal holidays and all days on which commercial banks in New York State are required by law to be closed.

                   "Citi Lease" has the meaning given to such term in Section
2.4 of this Agreement.

                  "Citi Leased Premises" means the space demised to Seller pursuant to the terms of the Citi Lease.

                  "Citi Lease Estoppel" has the meaning given to such term in
Section 5.2(h) of this Agreement.

                  "Citi Lease SNDA" has the meaning given to such term in
Section 5.4(d) of this Agreement.

                  "City Agreements" means, collectively, (i) the Lamppost Agreement, (ii) the Revocable Consent Agreement, (iii) the Subway Agreement and
(iv) the Parks Department Agreement.

                  "City Transfer Tax" has the meaning given to such term in
Section 5.5(b) of this Agreement.

                  "Closing" means the consummation of transactions described in
Article II hereof.

                  "Closing Date" means the date upon which the Closing shall occur, which date shall in no event or under any circumstance (but subject to Section 5.1) be later than the Outside Closing Date (as hereinafter defined), TIME BEING OF THE ESSENCE.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contracts" means the service, supply, management, leasing, franchise, maintenance, security and all other agreements or contracts (including any amendment, modification or amendment and restatement of any of the foregoing) entered into in connection with, and exclusively relating to, the operation, leasing, maintenance and repair of the Property (and not any other property) including, without limitation, (i) the construction contracts and other agreements with respect to work that is normally capitalized instead of expensed in accordance with generally accepted accounting principles consistently applied, which is being performed or to be performed at the Property, (ii) any leases of any of the personal property included in this transaction, (iii) any contracts pertaining to displays of artwork or similar matters and (iv) the City Agreements and any other contracts with the City of New York or any other municipal, governmental or quasi-governmental entity or agency relating to the Property or its use, operation, leasing, maintenance or repair.

                   "Controlled Affiliate" has the meaning given to such term in
Section 16.5 of this Agreement.

                  "Deed" has the meaning given to such term in Section 5.2(a) of this Agreement.


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

                  "Deposit" has the meaning given to such term in Section 2.2(a) of this Agreement.

                  "Escrow Agent" has the meaning given to such term in Section 2.2(a) of this Agreement.

                  "Excluded Property" means (i) all art work located in the Building, which art work will be permitted to remain in the Building in its current location or such other location designated by Seller, (ii) all furniture, fixtures, furnishings, equipment or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Property) owned or leased by any tenant, subtenant, managing agent, contractor or employee at the Property, (iii) Lessee's Equipment and Personalty, (iv) the Leases other than the Citi Lease and (v) all tenant improvements installed after the date hereof, or in progress on the Closing Date, in any portion of the Property which will constitute part of the Citi Leased Premises.

                  "Existing Property Manager" means Cushman & Wakefield, Inc.

                  "FIRPTA Affidavit" has the meaning given to such term in
Section 5.2(g) of this Agreement.

                  "Lamppost Agreement" means that certain Agreement dated ____, 1990 between Seller and The City of New York, as renewed by that certain Revocable Consent Agreement dated ______, 2000.

                  "Land" has the meaning given to such term in the first "WHEREAS" clause of this Agreement.

                  "Leases" means all space leases, licenses, occupancy agreements or other agreements, granting any rights of use, occupancy or possession in or to the Property or any portion thereof, and shall include, without limitation, all guaranties of such agreements, as all of the same may have been amended, modified and/or restated.

                  "Lessee's Equipment and Personalty" means all furniture, equipment and personal property of Seller, which includes, without limitation, inventory, racking, shelving, conveyer equipment, lifts (other than the hydraulic dock leveling system), cabling, antennae, machinery, air compressors, battery chargers, communication equipment, video production/edit equipment (including, without limitation, televisions and video cameras), security equipment (including, without limitation, security cameras, security card readers and security servers), health club equipment, cafeteria equipment, data cabinets, automated teller machines, hoist equipment, lockers, plug-in light fixtures, propane tanks, storage racks, tools, signs (including, without limitation, signage in, on or around the Building, whether exterior or interior), desks, movable partitions, vending machines, computer software and hardware, movable storage and utility rooms, removable trade fixtures and equipment, even if bolted or otherwise affixed to the floors, in each case, as now or may hereafter exist in or on any portion of the Property and any other personal property which is owned or leased by Seller or otherwise used by Seller in connection with the operation of its business (in contradistinction to the operation of the Building). In no case shall Lessee's Equipment and Personalty include fixtures or built-in heating, ventilating, air-conditioning, and electrical equipment (including power panels) or other building systems utilized in connection with the operation of the Property or the Back-Up Power System (as such term is defined in the Citi Lease).

                  "New Closing Notice" has the meaning given to such term in
Section 4.4 of this Agreement.

                  "Non-Objectionable Encumbrances" has the meaning given to such term in Section 4.1(c) of this Agreement.

                  "notices" has the meaning given to such term in Section 11.1 of this Agreement.

                  "Outside Closing Date" has the meaning given to such term in
Section 5.1 of this Agreement.

                  "Parks Department Agreement" means that certain Agreement dated August 13, 1986 between Seller and The City of New York, acting by and through the Commissioner of the Department of parks and Recreation, as amended by Amendment of Agreement dated January 10, 1990.

                  "Permitted Encumbrances" has the meaning given to such term in
Section 3.1 of this Agreement.

                  "Proceeds" has the meaning given to such term in Section 10.5 of this Agreement.

                  "Property" means the Land, the Building and all other improvements, fixtures, appurtenances, equipment and other personal property (other than the Excluded Property) owned or leased by the Seller in connection with the operation and management of the Building, as more particularly described in Section 2.3 below.

                  "Property Taxes" means the real estate taxes, sewer rents and taxes, water rates and charges and any other governmental or quasi governmental taxes, charges or assessments levied or assessed against the Property.

                  "Purchase Price" means Four Hundred Fifty-Five Million and 00/100 Dollars ($455,000,000.00).

                  "Purchaser" has the meaning given to such term in the preamble to this Agreement.

                  "Purchaser Indemnified Parties" means Purchaser and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Purchaser, or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

                  "Representatives" means, with respect to any person or entity, such person's or entity's agents or representatives, including, without limitation, its directors, officers, employees, affiliates, partners, agents, contractors, engineers, attorneys, accountants, consultants, brokers or financial advisors.

                  "Restrictive Covenant" has the meaning given to such term in
Section 5.2(i) of this Agreement.

                  "Revocable Consent Agreement" means that certain Revocable Consent Agreement dated November 6, 1996 given by The City of New York Department of Transportation and accepted by Seller, as modified by modification thereto dated _____, 2002.

                  "Scheduled Closing Date" has the meaning given to such term in
Section 5.1 of this Agreement.

                  "Seller" has the meaning given to such term in the preamble to this Agreement.

                  "Seller Indemnified Parties" means Seller and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such shareholder, partner, principal, parent, subsidiary or other direct or indirect affiliate or any advisor or consultant of any of the foregoing.

                  "Seller Knowledge Individual" has the meaning given to such term in Section 10.1 of this Agreement.

                  "State Transfer Tax" has the meaning given to such term in
Section 5.5(b) of this Agreement.

                  "Subway Agreement" means that certain Subway Agreement dated as of July 8, 1986 between Seller and Perennially Green, Inc. (all right, title and interest of Perennially Green Inc. therein having since been assigned to, and the obligations thereunder assumed by, Seller pursuant to that certain Assignment and Assumption of Subway Agreement dated April 16, 1987) with The New York City Transit Authority acting for itself and on behalf of The City of New York, and recorded in the Office of the City Register for Queens County, New York in Reel 2185, Page 1055, as modified by letter agreement dated March 27, 1987, and as further modified by Amendment to Subway Agreement dated July __, 1988.

                  "Taking" has the meaning given to such term in Section 14.1 of this Agreement.

                  "Title Commitment" has the meaning given to such term in
Section 4.1(a) of this Agreement.

                  "Title Companies" means, the title companies, as selected and having the proportionate liabilities (with respect to 50% of the aggregate value of the Title Policy, as selected by Purchaser, and with respect to 50% of the aggregate value of the Title Policy, as selected by Seller) as provided in
SCHEDULE 4.1.

                  "Title Cure Notice" has the meaning given to such term in
Section 4.1(c) of this Agreement.

                  "Title Cure Period" has the meaning given to such term in
Section 4.1(c) of this Agreement.

                  "Title Objections" has the meaning given to such term in
Section 4.1(a) of this Agreement.

                  "Title Policy" has the meaning given to such term in Section
4.7 of this Agreement.

                  "Update Exception" has the meaning given to such term in
Section 4.1(b) of this Agreement.

                  "Update Objection Date" has the meaning given to such term in
Section 4.1(b) of this Agreement.

                                   ARTICLE II
                               PURCHASE AND SALE;
                         PAYMENT OF THE PURCHASE PRICE;
                   SCOPE OF SALE; LEASEBACK; ESCROW PROVISIONS

                  Section 2.1 Purchase and Sale. Subject to the terms, conditions and provisions set forth in this Agreement, on the Closing Date: (a) Seller shall transfer or cause to be transferred all of Seller's right, title and interest in the Property to Purchaser and (b) Purchaser shall pay the Purchase Price to Seller as provided in Section 2.2.

                  Section 2.2 Payment of the Purchase Price. The Purchase Price (subject to the prorations described in Article VI below) is payable by Purchaser as follows:

                          (a) Simultaneously with the execution of this
Agreement by Purchaser, Purchaser is delivering to Chicago Title Insurance Company, as escrow agent (the "Escrow Agent") the sum of Forty-Five Million Five Hundred Thousand and 00/100 Dollars ($45,500,000.000), which payment is to be made by wire transfer to a bank account designated by Escrow Agent in writing (such deposit which is made pursuant to this subsection (a) being hereinafter referred to as the "Deposit").

                          (b) The Deposit shall be held by Escrow Agent in
accordance with the provisions of Section 2.5. Escrow Agent has executed this Agreement for the sole and exclusive purpose of evidencing its agreement to the provisions of this Article II (including, without limitation, the provisions of Section 2.2(c) hereof). Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account in the name of Escrow Agent, as escrow agent. Escrow Agent shall not be liable for the loss of principal or interest on any investment made pursuant to the foregoing direction. If the Closing shall occur, the interest on the Deposit, if any, shall be paid to Purchaser on the Closing Date. If the Closing shall not occur and this Agreement shall be terminated, then the interest earned on the Deposit shall be paid to the party entitled to receive the Deposit as provided in this Agreement. The party receiving the interest earned on the Deposit shall pay any income taxes thereon. Seller represents and warrants that Seller's tax identification number is 13-5266470. Purchaser represents and warrants that Purchaser's tax identification number is 20-2766403.

                          (c) At the Closing, the Deposit shall be paid to
Seller and Purchaser shall deliver the balance of the Purchase Price (i.e., the Purchase Price less the Deposit) to Seller, as adjusted pursuant to Article VI hereof, which payment shall be made by wire transfer on or before 2:00 p.m. Eastern Time on the Closing Date to a bank account designated by Seller in writing.

                          (d) Notwithstanding the foregoing, Purchaser shall
have the right, upon execution and delivery of this Agreement, to deliver a letter of credit (the "Letter of Credit") in lieu of the entire (but not less than the entire) cash Deposit on the following terms and conditions (and all references to the "Deposit" shall be deemed to include the Letter of Credit, or the proceeds thereof upon conversion of the Letter of Credit to cash):

                              (i) The Letter of Credit (1) shall be in the
amount of $45,500,000, (2) shall be issued not later than the date of this Agreement, (3) shall be issued for the account of Purchaser in favor of Escrow Agent, as the named beneficiary, by a New York City money center bank reasonably acceptable to Seller (the "Issuing Bank"), (4) shall be clean, irrevocable and unconditional, (5) shall be transferable, (6) shall have an expiration date of July 31, 2005 and shall be automatically renewed, without amendment, to July 31, 2006 (the "Outside L/C Date") unless the Issuing Bank sends written notice (a "Non-Renewal Notice") to Escrow Agent by certified or registered mail, return receipt requested or reputable overnight courier, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to renew the Letter of Credit and (7) shall otherwise be substantially in the form attached hereto as EXHIBIT K.

                              (ii) If, at the Closing, Escrow Agent is holding a
Letter of Credit in accordance with the provisions of this Section 2.2(d) in lieu of a cash Deposit, then notwithstanding anything to the contrary contained in this Section 2.2, at the Closing (a) Purchaser shall pay the full Purchase Price to Seller, as adjusted pursuant to Article VI hereof, which payment shall be made by wire transfer on the Closing Date to a bank account designated by Seller in writing, and (b) upon Escrow Agent's confirmation of Seller's receipt of the full Purchase Price, Escrow Agent shall deliver the original of the Letter of Credit to Purchaser for cancellation.

                              (iii) If Purchaser shall deliver to Escrow Agent a
Letter of Credit in accordance with the provisions of this Section 2.2(d), then Escrow Agent is hereby irrevocably instructed and directed to draw upon the Letter of Credit in the full face amount thereof, and to hold the cash proceeds thereof as a cash Deposit pursuant to the terms of this Agreement: (x) upon (or at any time after, but prior to the applicable expiration date of the Letter of Credit) the date which is eight (8) Business Days after Escrow Agent shall have received a Non-Renewal Notice from the Issuing Bank, unless prior to the expiration of such eight (8) Business Day period, Purchaser shall have provided to Escrow Agent a substitute Letter of Credit which (1) is issued prior to the expiration of the aforementioned eight (8) Business Day period, (2) has an expiration date of not earlier than the Outside L/C Date and (3) otherwise satisfies the requirements of this Section 2.2(d), as determined by Seller or
(y) at any time within the twelve (12) Business Day period immediately preceding the Outside L/C Date (or within the twelve (12) Business Day period immediately preceding any extended expiration date under a substitute Letter of Credit provided to Escrow Agent in compliance with the provisions of this Section 2.2(d)) unless, prior thereto, Purchaser shall have provided to Escrow Agent a substitute Letter of Credit which (i) has an expiration date of not earlier than the first anniversary of the expiration date under the substitute Letter of Credit then being replaced in accordance with the provisions of this Section 2.2(d) and (2) otherwise satisfies the requirements of this Sections 2.2(d), as determined by Seller. Purchaser waives any right it may have to obtain an injunction or other equitable relief to prevent Escrow Agent from drawing on the Letter of Credit in accordance with the foregoing provisions.

                  Section 2.3 Scope of Sale. Included in the sale of the Property is all of the Seller's right, title and interest in and to the following:

                          (a) the Land;

                          (b) (i) all easements, covenants, servitudes and other
rights now belonging or appertaining to, or comprising a part of, the Land and
(ii) all land lying in the bed of any street, road, avenue or alley, open or closed, in front of or behind or otherwise adjoining the Land and to the center line thereof;

                          (c) the Building and all other buildings, structures,
fixtures and other improvements, and the furniture, equipment, supplies, tools, machinery, security systems and other personal property which are now located on or attached to the Land or the Building, and any leases under which any of the same may be under lease to the Seller for use at the Building;

                          (d) to the extent they may be transferred under
applicable law, all licenses, permits, approvals and authorizations required for the use and operation of all or any part of the Building;

                          (e) to the extent they may be transferred, warranties
covering any portion of the Building;

                          (f) all existing surveys, blueprints, drawings, plans
and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) pertaining to the Building in Seller's possession or control;

                          (g) all available booklets and manuals concerning the
Building or used in connection with the operation of the Building, or any part thereof, to the extent any of the foregoing are located at the Building or the Existing Property Manager's office or otherwise in Seller's possession and control, and shall specifically exclude any internal books and records of Seller maintained at any of Seller's offices, internal and external appraisals of the Property and any other privileged or proprietary information not otherwise in the possession of the Existing Property Manager; and

                          (h) all other intangible personal property owned by
Seller or in which Seller otherwise has an interest, and used solely in connection with or arising in connection with the operation of the Building in contradistinction to the operation of Seller's business (whether conducted on or from the Building or any part thereof) or elsewhere, but specifically excluding, however, any names or marks of Seller or any affiliates of Seller.

Seller and Purchaser acknowledge and agree that (i) there is expressly excluded from the items described in (a) - (h) above all Excluded Property and (ii) the value of the personal property that is included in the transaction contemplated by this Agreement is de minimis and no part of the Purchase Price is allocable thereto.

                  Section 2.4 Leaseback. On the Closing Date, Purchaser shall lease to Seller and Seller shall lease from Purchaser the Citi Leased Premises, pursuant to the terms and conditions of the lease attached hereto as EXHIBIT B (the "Citi Lease").

                  Section 2.5 Escrow Provisions. Escrow Agent agrees to hold any cash Deposit delivered to Escrow Agent pursuant to this Agreement (including any cash Deposit delivered to Escrow Agent upon conversion of the Letter of Credit) in the Escrow for application in accordance with the provisions of this Agreement, upon the following terms:

                          (a) Escrow Agent shall have no duties or
responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery or to enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement hereinafter referred to and except for joint instructions given to Escrow Agent by Seller and Purchaser relating to the Deposit, Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

                          (b) In its capacity as Escrow Agent, Escrow Agent
shall not be responsible for the genuineness or validity of any security, instrument, document or item deposited with it and shall have no responsibility other than to faithfully follow the instructions contained herein, and it is fully protected in acting in accordance with any written instrument given to it hereunder by any of the parties hereto and believed by Escrow Agent to have been signed by the proper person. Escrow Agent may assume that any person purporting to give any notice hereunder has been duly authorized to do so. Escrow Agent is acting as a stakeholder only with respect to the Deposit. In the event that for any reason there is any dispute or uncertainty concerning any action to be taken hereunder, Escrow Agent shall take no action until it shall have received instructions in writing concurred to by Seller and Purchaser or until directed by a final order of judgment of a court of competent jurisdiction, whereupon Escrow Agent shall take such action in accordance with such instructions or such order.

                          (c) It is understood and agreed that the duties of
Escrow Agent are purely ministerial in nature. Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, including, without limitation, drawing on the Letter of Credit in accordance with Section 2.2(d)(iii) above, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, except for acts of willful misconduct or negligence. Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a final judgment or decree of a court of competent jurisdiction in the State of New York or a Federal court in such State, or a writing delivered to Escrow Agent signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior written consent thereto.

                          (d) Escrow Agent shall have the right to assume in the
absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of reasonable judgment, in reliance upon such assumption.

                          (e) Except in connection with Escrow Agent's willful
misconduct or negligence, Escrow Agent shall be indemnified and held harmless jointly and severally by the other parties hereto from and against any and all expenses or loss suffered by Escrow Agent (as Escrow Agent), including reasonable attorneys' fees, in connection with any action, suit or other proceeding involving any claim, which arises out of or relates to this Agreement, the services of Escrow Agent hereunder or the monies held by it hereunder. Promptly after the receipt by Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties hereto in writing; but the failure by Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to Escrow Agent hereunder.

                          (f) From time to time on and after the date hereof,
Seller and Purchaser shall deliver or cause to be delivered to Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as Escrow Agent shall reasonably request (it being understood that Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                          (g) If for any reason the Closing does not occur and
either party makes a written demand upon Escrow Agent for payment or refund, as the case may be, of the Deposit (which shall, for the avoidance of doubt, include the draw on, or the return of, the Letter of Credit) or any portion thereof, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent shall receive written notice from either party within ten (10) Business Days after delivery of such notice instructing Escrow Agent not to deliver the Deposit to the other party or to otherwise hold the Deposit, or if for any reason there is any dispute or uncertainty concerning any action to be taken pursuant to this Section 2.5(g) (but at all times subject to the obligations of Escrow Agent under Section 2.2(d)(iii) hereof), Escrow Agent shall take no action and shall continue to hold the Deposit until it has received instructions in writing concurred to by Seller and Purchaser or until directed by a final order of judgment of a court of competent jurisdiction, whereupon Escrow Agent shall take such action in accordance with such instructions or such order. If Escrow Agent does not receive a written objection from the other party to the proposed payment or refund, as the case may be, within ten (10) Business Days after the giving of the notice described in the preceding sentence, Escrow Agent is hereby authorized to make such payment or refund (and if the Deposit is a Letter of Credit, Escrow Agent may cause the Letter of Credit to be drawn and the proceeds thereof to be delivered to Seller or the Letter of Credit returned to Purchaser, as the case may be); provided, however, if for any reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. Notwithstanding the foregoing, Escrow Agent shall have the right at any time to deposit any cash Deposit (including the proceeds of any Letter of Credit if converted to cash in accordance with the provisions hereof) with the Clerk of the Supreme Court of Queens County, New York, it being understood and agreed that in no event or under any circumstance shall Escrow Agent be permitted to deposit the Letter of Credit with the Clerk as aforesaid. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder. Purchaser waives any right it may have to obtain an injunction or other equitable relief to prevent Escrow Agent from drawing on the Letter of Credit and depositing the same with the Clerk of the Supreme Court of Queens County, New York.

                          (h) Escrow Agent may resign at any time as Escrow
Agent hereunder upon giving five (5) Business Days' prior written notice to that effect to each of Seller and Purchaser. In such event, the successor Escrow Agent shall be a nationally recognized title insurance company or a nationally recognized law firm selected by Purchaser and reasonably accepted by Seller. Such party that will no longer be serving as Escrow Agent shall deliver, against receipt, to such successor Escrow Agent, the Deposit held by such party, to be held by such successor Escrow Agent pursuant to the terms and provisions of this Agreement. If no such successor has been designated on or before such party ceases to be Escrow Agent hereunder, whether by resignation or otherwise, its obligations as Escrow Agent shall continue until such successor is appointed; provided, however, its sole obligation thereafter shall be to safely keep all monies then held by it and to deliver the same to the person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction, whereupon Escrow Agent shall make disposition thereof in accordance with such order. If no successor Escrow Agent is designated and qualified within five (5) Business Days after its resignation is effective, such party that will no longer be serving as Escrow Agent shall apply to the Clerk of the Supreme Court of Queens County, New York, for the appointment of a successor Escrow Agent. Notwithstanding the foregoing, at any time that Escrow Agent is holding the Letter of Credit, it shall be a condition to such resignation that, and no resignation shall be effective until, the Letter of Credit shall have been transferred to the successor Escrow Agent in compliance with the requirements of the Letter of Credit. All costs of any such transfer shall be paid by Purchaser.

                                  ARTICLE III
                               STATUS OF THE TITLE

                  Section 3.1 Permitted Encumbrances. Subject to the terms and provisions of this Agreement, Seller's interest in the Property shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept same, subject only to the following (collectively, the "Permitted Encumbrances"):

                          (a) the state of facts disclosed on the survey
prepared by Joseph Nicoletti Associates Professional Land Surveyors, P.C. dated October 24, 2002, and revised and redated by visual examination on February 22, 2005;

                          (b) the standard printed exceptions from coverage
contained in the ALTA form of owner's title policy currently in use in New York, with the standard New York endorsement, and the easements, conditions, restrictions, agreements and encumbrances as set forth on SCHEDULE 3.1(b) annexed hereto;

                          (c) Non-Objectionable Encumbrances and any liens,
encumbrances or other title exceptions approved or waived by Purchaser as provided in Section 4.1 of this Agreement;

                          (d) Property Taxes which are a lien but not yet due
and payable, subject to Section 6.1 of this Agreement;

                          (e) any and all present and future laws, rules,
regulations, statutes, ordinances, orders, special permits, approvals or other legal requirements affecting the Property, including, without limitation, those relating to zoning and land use;

                          (f) any utility company rights, easements and
franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Property;

                          (g) any installment not yet due and payable of
assessments imposed after the date hereof and affecting the Property or any portion thereof, subject to Section 6.1 of this Agreement;

                          (h) the City Agreements;

                          (i) the Restrictive Covenant;

                          (j) all violations of laws, rules, regulations,
statutes, ordinances, orders or requirements, now or hereafter issued or noted, and any liens arising therefrom, if any; and

                          (k) the rights and interests held by Seller under the
Citi Lease.

                                   ARTICLE IV
                             TITLE INSURANCE, LIENS

                  Section 4.1 Title Objections. (a) The parties acknowledge that Seller (at Purchaser's expense) has delivered or caused to be delivered to Purchaser, and Purchaser has had an opportunity to review, title commitment number LT050081 issued by Lawyers Title Insurance Corporation, title commitment number 3605-00046 issued by Chicago Title Insurance Company and title commitment number 3008-74662 issued by First American Title Insurance Company of New York (collectively, the "Title Commitment") for an owner's policy of title insurance with respect to Purchaser's acquisition of the Property. Purchaser shall purchase and accept such owner's policy of title insurance from the Title Companies, as co-insurers, each having the proportionate liabilities (with respect to 50% of the aggregate value of the Title Policy, as selected by Purchaser, and with respect to 50% of the aggregate value of the Title Policy, as selected by Seller) as provided on SCHEDULE 4.1 with First American Title Insurance Company of New York as the lead insurer, and Purchaser shall cause any entity financing Purchaser's acquisition of the Property at Closing to similarly accept its mortgagee's policy of title insurance from the Title Companies on the same proportionate basis. Purchaser has heretofore given Seller notice of Purchaser's objections (the "Title Objections") to those liens, encumbrances or other title exceptions (other than Permitted Encumbrances) revealed by the Title Commitment or has otherwise waived its right to do so. Any liens, encumbrances and other title exceptions appearing on the Title Commitment which have not been expressly objected to in a written notice to Seller prior to the date hereof shall not constitute Title Objections and shall be deemed Permitted Encumbrances.

                          (b) If, on or prior to the Closing Date, any of the
Title Companies shall deliver any update to the Title Commitment which discloses additional liens, encumbrances or other title exceptions which were not disclosed by the Title Commitment (each, an "Update Exception"), then Purchaser shall have until the earlier of (x) five (5) Business Days after delivery of such update or (y) the Business Day immediately preceding the Closing Date (or, if the update was not delivered until the Closing Date, the Closing Date), time being of the essence (the "Update Objection Date") to deliver notice to Seller objecting to any of the Update Exceptions. If Purchaser fails to deliver such objection notice by the Update Objection Date, Purchaser shall be deemed to have waived its right to object to any Update Exceptions (and the same shall not be deemed Title Objections and shall be deemed Permitted Encumbrances). If Purchaser shall deliver such objection notice by the Update Objection Date, any Update Exceptions which are not objected to in such notice shall not constitute Title Objections and shall be deemed Permitted Encumbrances.

                          (c) Purchaser shall not be entitled to object to, and
shall be deemed to have approved, any liens, encumbrances or other title exceptions (and the same shall not constitute Title Objections but shall be deemed Permitted Encumbrances) (1) over which the Title Companies are willing to insure (without additional cost to Purchaser), (2) against which the Title Companies are willing to provide affirmative insurance (without additional cost to Purchaser), or (3) which will be extinguished upon the transfer of the Property (collectively, the "Non-Objectionable Encumbrances"). Notwithstanding anything to the contrary contained herein, if Seller is unable to eliminate the Title Objections set forth in the Title Commitment or any update thereto by the Scheduled Closing Date, unless the same are waived by Purchaser without any abatement in the Purchase Price, Seller may, upon at least two (2) Business Days' prior notice (the "Title Cure Notice") to Purchaser (except with respect to matters first disclosed during such two (2) Business Day period, as to which matters notice may be given at any time through and including the Scheduled Closing Date) adjourn the Scheduled Closing Date (such date to which Seller adjourns the Scheduled Closing Date is herein referred to as the "Adjourned Closing Date"), for a period not to exceed ninety (90) days ("the Title Cure Period"), in order to attempt to eliminate such exceptions.

                  Section 4.2 Elections. If Seller is unable to eliminate any Title Objection within the Title Cure Period, unless the same is waived by Purchaser, then, Purchaser may (i) accept the Property subject to such Title Objection without abatement of the Purchase Price, in which event (x) such Title Objection shall be deemed to be, for all purposes, a Permitted Encumbrance, (y) Purchaser shall close hereunder notwithstanding the existence of same, and (z) Seller shall have no obligations whatsoever after the Closing Date with respect to Seller's failure to cause such Title Objection to be eliminated, or (ii) terminate this Agreement by notice given to Seller within ten (10) Business Days following expiration of the Title Cure Period (or, if Seller does not elect to adjourn the Scheduled Closing Date to enable Seller to eliminate a Title Objection, within ten (10) Business Days following the Scheduled Closing Date), time being of the essence, in which event Purchaser shall be entitled to a return of the Deposit (together with any interest accrued thereon). If Purchaser shall fail to deliver the termination notice described in clause (ii) of the preceding sentence within the 10 Business Day period described therein, time being of the essence, Purchaser shall be deemed to have made the election under clause (i) of the preceding sentence. Upon the timely giving of any termination notice under such clause (ii), this Agreement shall terminate and neither party hereto shall have any further rights or obligations hereunder other than those which are expressly provided to survive the termination hereof.

                  Section 4.3 No Actions. It is expressly understood that in no event shall Seller be required to bring any action or institute any proceeding, or to otherwise incur any costs or expenses in order to attempt to eliminate any Title Objections or to otherwise cause title in the Property to be in accordance with the terms of this Agreement on the Closing Date. Notwithstanding the foregoing, Seller shall be obligated to expend up to $1,000,000 to cure any Title Objection which can be satisfied, cured, discharged or otherwise removed by the payment of a sum of money (including, without limitation, by depositing up to $1,000,000 with the Title Companies in accordance with the provisions of
Section 4.5). The $1,000,000 cap described in the preceding sentence shall not apply to liens which are voluntarily placed on the Property by Seller after the date of this Agreement.

                  Section 4.4 Rescheduled Closing Date. If Seller shall have adjourned the Scheduled Closing Date in order to cure Title Objections in accordance with the provisions of Section 4.1, Seller shall, upon the satisfactory cure thereof, promptly reschedule the Scheduled Closing Date, upon at least five (5) Business Days' prior notice to Purchaser (the "New Closing Notice").

                  Section 4.5 Disposition of Liens and Encumbrances. In lieu of satisfying any liens or encumbrances required to be satisfied under this Agreement, Seller may, at its option, deposit with the Title Companies such sum of money or deliver to the Title Companies such affidavits and certificates as may be determined by the Title Companies as being sufficient to induce the Title Companies (i) to insure Purchaser and Purchaser's successors and assigns (at the then current rate(s) of the Title Companies) against collection of liens and/or encumbrances required to be eliminated by Seller (as hereinabove set forth) out of or against the Property or Purchaser or such successors and assigns, and (ii) to omit such liens and encumbrances from any title insurance policy issued to any unrelated arm's-length lenders of Purchaser and Purchaser's successors and assigns and the successors and assigns of such lenders, without additional charge or premium, and provided further that the Title Companies agree, in writing, to defend any action commenced by the holder of any lien or encumbrance so insured against to enforce or collect the same at the sole cost and expense of the Title Companies, in which event such liens and encumbrances shall not be objections to title.

                  Section 4.6 Seller Affidavits. If the Title Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller shall deliver to the Title Companies affidavits (if truthful) showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Companies to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. In addition, Seller shall deliver to the Title Companies, all customary affidavits (if truthful) required to omit (i) exceptions with respect to municipal emergency repairs, (ii) exceptions with respect to (A) retroactive street vault charges, together with interest and penalties thereon, and (B) work done by the City of New York upon the Property or any demand made by the City of New York for any such work that may result in charges by the New York City Department of Environmental Protection for water tap closings or any related work, (iii) exceptions with respect to fees for inspections, reinspections, examinations and services performed by the Department of Buildings or for permits issued by the Department of Buildings, and (iv) any other exceptions of a similar type; provided that any of the exceptions enumerated in clauses (i) - (iv) are customarily omitted from a title report on the basis of an affidavit from the owner of the property being insured, without the expenditure of money by such owner.

                  Section 4.7 Title Insurance. At Closing, the Title Companies shall issue to Purchaser or be irrevocably committed to issue to Purchaser an ALTA 1992 owner's form title insurance policy (the "Title Policy"), in the amount of the Purchase Price, insuring that fee simple title to the Property is vested in Purchaser subject only to the Permitted Encumbrances. Purchaser shall be entitled to request that the Title Companies provide such endorsements (or amendments) to the Title Policy as Purchaser may reasonably require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Purchaser's obligations under this Agreement shall not be conditioned upon Purchaser's ability to obtain such endorsements and, if Purchaser is unable to obtain such endorsements, Purchaser shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction or set off against the Purchase Price, and
(c) the Closing shall not be delayed as a result of Purchaser's request.

                                    ARTICLE V
                                     CLOSING

                  Section 5.1 Closing. The Closing of the purchase and sale of the Property shall be held on May 6, 2005 (such date, or the date Seller sets for the Closing if Seller shall elect to extend this date pursuant to Section 4.1, or the date to which Purchaser adjourns the Closing in accordance with the provisions of this Section 5.1, is herein referred to as the "Scheduled Closing Date"), at 9:30 a.m. Eastern Time, at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022. Purchaser shall have the right to adjourn the Scheduled Closing Date from May 6, 2005 to a later date, which adjournment may be exercised on up to, but not in excess of, three
(3) separate occasions, by written notice to Seller given at any time on or before the then Scheduled Closing Date; provided, however, in no event or under any circumstance shall the Scheduled Closing Date be extended, or the Closing Date occur, beyond May 20, 2005 (the "Outside Closing Date"). In order to facilitate the timely and expeditious closing of title and the payment of the Purchase Price on the Scheduled Closing Date, Seller and Purchaser shall conduct and complete a comprehensive pre-closing on the Business Day prior to the Scheduled Closing Date. Time is of the essence as to the parties' obligation to close the transactions contemplated herein on the Outside Closing Date.

                  Section 5.2 Seller's Closing Items. At the Closing, Seller agrees to execute, deliver and/or provide to Purchaser, or cause to be executed, delivered and provided to Purchaser, the following:

                          (a) a bargain and sale deed for the Property without
covenants against grantor's acts and otherwise in accordance with all requirements of applicable law (the "Deed"), in the form attached hereto as EXHIBIT C;

                          (b) a bill of sale covering the personal property
(other than the Excluded Personal Property) at the Property in the form attached hereto as EXHIBIT D (the "Bill of Sale");

                          (c) such evidence of Seller's authority to consummate
the transactions contemplated by this Agreement (including an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of Seller to execute the documents to be delivered by such entity on the Closing
Date) as may reasonably be required to enable the Title Companies to issue the Title Policy without exception regarding Seller's authorization and authority and as may be reasonably necessary to assure Purchaser that Seller has authority to execute and deliver the Citi Lease;

                          (d) a "non-foreign person" certification from Seller
pursuant to Section 1445 of the Code in the form attached hereto as EXHIBIT E (the "FIRPTA Affidavit");

                          (e) any bonds, warranties or guarantees, and any
licenses and permits, which are in any way applicable to the Building or any part thereof in the possession or control of Seller;

                          (f) all architectural, mechanical or electrical plans
and specifications, interior floor plans, "as built" plans and surveys relating to the Building, as well as all changes thereto, in the possession or control of Seller;

                          (g) a certificate, dated as of the Closing Date,
stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent Seller has identified any such representations and warranties which are not, or are then no longer, true and correct and the state of facts giving rise to the change do not have a material adverse effect on the Property or the transactions contemplated herein);

                          (h) an estoppel certificate substantially in the form
contemplated by the Citi Lease, dated as of the Closing Date, duly executed by Seller as the tenant under the Citi Lease (the "Citi Lease Estoppel");

                          (i) a Declaration of Restrictive Covenant in the form
attached hereto as EXHIBIT F (the "Restrictive Covenant");

                          (j) the affidavits or similar documents contemplated
by Section 4.6 of this Agreement; and

                          (k) such other documents as may be reasonably
necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

Seller shall be deemed to have delivered the items set forth in clauses (e) and
(f) above if the same are left in the management office of the Building on the Closing Date.

                  Section 5.3 Purchaser's Closing Items. At the Closing, Purchaser agrees to execute, deliver and/or provide to Seller, or cause to be executed, delivered and/or provided to Seller, the following:

                          (a) the balance of the Purchase Price, in the manner
required by Section 2.2 of this Agreement;

                          (b) if requested, a Letter of Direction from Purchaser
directing Escrow Agent to pay the Purchase Price and all other amounts due at Closing, in accordance with the provisions of this Agreement, to Seller or any other person as Seller shall designate;

                          (c) a Secretary's Certificate certifying that the
Board of Directors of Purchaser has duly adopted resolutions authorizing the within transaction and an executed and acknowledged Incumbency Certificate certifying to the authority of the officers of such entity to execute the documents to be delivered by such entity on the Closing Date;

                          (d) a certificate, dated as of the Closing Date,
stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date (except to the extent that the last sentence of Section 10.2(c) is no longer true and correct and the state of facts giving rise to such change is in compliance with Section 16.5 of this Agreement and does not otherwise constitute a breach by Purchaser of its obligations hereunder); and

                          (e) such other documents as may be reasonably
necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

                  Section 5.4 Documents Jointly Executed by Seller and Purchaser. Seller and Purchaser shall each execute and deliver the following documents:

                          (a) the City Transfer Tax and State Transfer Tax
returns provided for in Section 5.5, to be delivered to the Title Companies;

                          (b) the Citi Lease;

                          (c) a Memorandum of the Citi Lease, in proper
statutory form for recording;

                          (d) a subordination, non-disturbance and attornment
agreement among Seller, Purchaser and Purchaser's lender, if any, in the form attached as Exhibit D to the Citi Lease (the "Citi Lease SNDA");

                          (e) a Petition Form For Assignment of a Revocable
Consent with respect to the Lampost Agreement in the form attached hereto as EXHIBIT G-1 (it being agreed that, upon receipt of the consent being requested pursuant to the aforementioned Petition, Seller and Purchaser shall each execute and deliver an assignment and assumption of Seller's obligations under the Lamppost Agreement in the form attached hereto as EXHIBIT G-2, it being further agreed that the obligations of Seller and Purchaser set forth in this parenthetical shall survive the Closing);

                          (f) a Petition Form For Assignment of a Revocable
Consent with respect to the Revocable Consent Agreement in the form attached hereto as EXHIBIT H-1 (it being agreed that, upon receipt of the consent being requested pursuant to the aforementioned Petition, Seller and Purchaser shall each execute and deliver an assignment and assumption of Seller's obligations under the Revocable Consent Agreement in the form attached hereto as EXHIBIT H-2, it being further agreed that the obligations of Seller and Purchaser set forth in this parenthetical shall survive the Closing);

                          (g) an assignment and assumption of Seller's
obligations under the Subway Agreement in the form attached hereto as EXHIBIT I;

                          (h) the documentation necessary to comply with Section
5.7 of this Agreement; and

                          (i) such other documents as may be reasonably
necessary or appropriate to effect the consummation of the transactions that are the subject of this Agreement.

                  Section 5.5 Transfer and Recordation Taxes. (a) At the Closing, all recording fees, recording taxes and sales taxes, if any, imposed in connection with the conveyance of the Property pursuant to this Agreement shall be paid by Purchaser.

                          (b) At the Closing, Purchaser shall pay the New York
State Real Estate Transfer Tax (the "State Transfer Tax") in accordance with
Article 31 of the Tax Law of the State of New York, and the New York City Real Property Transfer Tax (the "City Transfer Tax") imposed by Chapter 21, Title 11 of the Administrative Code of the City of New York, in connection with the conveyance of the Property to Purchaser in accordance with the provisions of this Agreement.

                          (c) Seller and Purchaser shall each execute and/or
swear to the returns or statements required in connection with the State Transfer Tax and the City Transfer Tax, and any other taxes referred to in this
Section 5.5 or otherwise applicable to the transactions contemplated by this Agreement, and shall deliver same, together with the payment thereof which is required of Purchaser, to the Title Companies on the Closing Date. All such tax payments shall be made by certified or bank check payable directly to the order of the appropriate governmental officer, or in such other manner as the Title Companies shall reasonably require and accept.

                          (d) The agreement of Seller and Purchaser set forth in
this Section with respect to the taxes described above shall not extend to any additional fees, penalties or interest charges payable in addition to such taxes as a result of (i) the negligence or willful failure to act by either party,
(ii) any incorrect or incomplete information in any return or form filed by either party, or (iii) the failure of a party to file any such return or form, it being agreed that the full amount of any such additional fees, penalties or interest charges shall be paid by the party whose negligence or willful failure to act, who has caused the incorrect or incomplete return or form to be prepared or who was required by law to file the return or form which was not filed, as the case may be, leads to the imposition of such additional fees, penalties or interest charges.

                          (e) The provisions of this Section 5.5 shall survive
the Closing.

                  Section 5.6 Title Insurance and Survey Costs. The costs of examination of title (including all UCC, tax and other searches) and title premiums for the issuance by the Title Companies of the Title Policy shall be paid by Purchaser. The cost of the filing fees for submitting the Petition Forms referenced in Sections 5.3(e) and (f) above shall be paid by Seller. The cost of obtaining the survey for the Property, and any updates thereto, shall be paid by Seller. The provisions of this Section 5.6 shall survive the Closing.

                  Section 5.7 1099 Compliance. Seller and Purchaser shall execute, acknowledge and deliver to the other party such instruments, and take such other actions, as such other party may reasonably request in order to comply with Section 6045(e) of the Code, or any successor provision or any regulations promulgated pursuant thereto, insofar as the same requires reporting of information in respect of real estate transactions. The parties designate the Title Companies as the responsible party for reporting this information as required by law. The provisions of this Section 5.7 shall survive the Closing.

                  Section 5.8 Attorney's Fees. Seller and Purchaser shall each bear the costs of their respective counsel in connection with the sale and purchase of the Property.

                  Section 5.9 Conditions Precedent. (a) The obligation of Purchaser to consummate the transaction contemplated by this Agreement shall be conditioned solely upon the following:

                          (i) Seller's delivery of the documents and instruments
                  required to be delivered by Seller pursuant to Section 5.2 and
                  Section 5.4 of this Agreement;

                          (ii) All of the representations and warranties by
                  Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date except to the extent Seller has identified in such certificate any such representations or warranties which are no longer true and correct and the state of facts giving rise to the change do not have a material adverse effect on the Property or the transactions contemplated herein;

                          (iii) The Title Companies shall be in a position to
                  issue the Title Policy in accordance with the first sentence of Section 4.7; and

                          (iv) Subject to the terms and provisions of Section
                  15.2 of this Agreement, Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement (other than it's obligations under Section 5.2 and Section 5.4 of this Agreement) to be performed and observed by Seller as of the Closing Date.

                          (b) The obligation of Seller to consummate the
transaction contemplated by this Agreement shall be conditioned solely upon the following:

                          (i) Purchaser's payment of the Purchase Price;

                          (ii) Purchaser's delivery of the documents and
                  instruments required to be delivered by Purchaser pursuant to
                  Section 5.3 and Section 5.4 of this Agreement;

                          (iii) All of the representations and warranties by
                  Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date except to the extent that the last sentence of Section 10.2(c) is no longer true and correct and the state of facts giving rise to such change is in compliance with Section 16.5 of this Agreement and does not otherwise constitute a breach by Purchaser of its obligations hereunder; and

                          (iv) Subject to the terms and provisions of Section
                  15.1 of this Agreement, Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement (other than it's obligations under Section 5.3 and Section 5.4 of this Agreement) to be performed and observed by Purchaser as of the Closing Date.

                          (c) Purchaser acknowledges and agrees that in no event
or under any circumstance shall Purchaser's obligation to purchase the Property be contingent or conditioned upon Purchaser's ability to obtain, or Purchaser's receipt of, financing of any kind.

                                   ARTICLE VI
                               CLOSING ADJUSTMENTS

                  Section 6.1 Closing Adjustments. Insofar as Purchaser and Seller will be entering into the Citi Lease at the Closing, there shall not be any apportionments or adjustments between Seller and Purchaser with respect to income and expenses for the Property. Seller shall be responsible for all expenses of the Property for all periods preceding the Closing Date as the same become due and payable. From and after the Closing Date, Seller shall pay and discharge any and all expenses of the Property to the extent provided in the Citi Lease.

                                  ARTICLE VII
                                  TAX PROTESTS

                  Section 7.1 Tax Protests. As of the date of this Agreement, Seller may have engaged various law firms or consultants to protest the valuation of the Property ("Protest Proceedings"), as more particularly described in SCHEDULE 10.1(F) attached hereto, for the purpose of protesting the amount of ad valorem taxes for certain tax fiscal periods, some of which may have been paid by Seller and some of which either are not yet due and payable or have not been paid. With respect to the tax fiscal period in progress on the Closing Date or any prior tax fiscal period, all ad valorem taxes imposed on the Property are the responsibility of Seller, and further, any refund payable to Seller by virtue of a favorable determination resulting from such protests shall belong exclusively to Seller.

                                  ARTICLE VIII
                                CERTAIN COVENANTS

                  Section 8.1 Seller Covenants. (a) During the period from the date hereof until the Closing Date, Seller shall:

                              (i) subject to subsections (b)(i) and (iii) below,
operate and maintain the Property in substantially the same manner as operated and maintained prior to the date hereof;

                              (ii) be permitted to perform capital improvements
and/or capital repairs to the Property (provided no such capital improvements and/or repairs (x) would have a material adverse effect upon the value of the Property or (y) would have a material adverse effect upon the structural integrity of the Building);

                              (iii) maintain, in full force and effect, the
insurance policies currently in effect with respect to the Property; and

                              (iv) promptly deliver to Purchaser copies of (a)
written default notices, notices of lawsuits and notices of violations affecting the Property that are sent or actually received by Seller during such period, and (b) without duplication of anything contained in the preceding clause (a), any notice received by Seller during such period from the City of New York, any taxing authority and any other municipal, governmental or quasi-governmental entity or agency pertaining to the Property.

                          (b) During the period from the date hereof until the
Closing Date, Seller shall not, except as permitted under Section 8.1(a) above, without Purchaser's prior approval:

                              (i) bring (or knowingly permit to be brought) on
to, or remove or dispose from, the Property, any hazardous substances or materials in violation of applicable environmental laws;

                              (ii) enter into, amend or modify (other than
non-material amendments or modifications) or renew any Contracts to the extent that such Contracts will be binding on Purchaser (rather than Seller) following the Closing, unless such Contracts expire by their terms on or prior to the Expiration Date (as such term is defined in the Citi Lease) or can be terminated by the owner of the Property without penalty upon not more than thirty (30) days' prior notice;

                              (iii) sell, assign, or convey any right, title or
interest whatsoever in or to the Property, or create or permit to exist any lien, security interest, easement, encumbrance, charge or condition affecting the Property (other than a Permitted Encumbrance), without the prior consent of Purchaser except to the extent relating to items approved in writing or deemed approved by Purchaser in accordance with the terms of this Agreement;

                              (iv) enter into, amend or modify (other than
non-material amendments or modifications) or renew any Leases, except to the extent Seller would be permitted to do so (in its capacity as tenant under the Citi Lease) without the landlord's consent under the Citi Lease if the Citi Lease was in effect on the date hereof; or

                              (v) perform or cause to be performed any
improvements, changes or alterations to the Property which (x) would have a material adverse effect upon the value of the Property or (y) would have a material adverse effect upon the structural integrity of the Building.

                          (c) Whenever in Section 8.1(b) hereof Seller is
required to obtain Purchaser's approval with respect to any transaction described therein, Purchaser shall, within five (5) Business Days after receipt of Seller's request therefor, notify Seller of its approval or disapproval of same and, if Purchaser fails to notify Seller of its disapproval within said five (5) Business Day period, Purchaser shall be deemed to have approved same.

                  Section 8.2 Purchaser's Inspection of the Property. (a) If Purchaser shall hereafter inspect, test, investigate or survey all or any portion of the Property, Purchaser shall restore such portion of the Property to its condition existing immediately prior to Purchaser's inspection, testing, investigation or survey thereof. Purchaser shall be liable for all damage or injury to any person or property (including other portions of the Property) resulting from, relating to or arising out of any such inspection, testing, investigation or survey, whether occasioned by the acts of Purchaser or any of its Representatives, and Purchaser shall promptly satisfy any lien that may arise or be filed against Seller or the Property in connection with any such inspection, testing, investigation or survey. Purchaser shall indemnify, defend and hold harmless Seller and its agents, employees, officers, directors, affiliates, advisors and asset managers from any and all claims, damages or liabilities resulting from any such inspection, testing, investigation or survey or lien filed against Seller or the Property in connection therewith. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement.

                          (b) In conducting any inspection, testing,
investigation or surveying of the Property (or any portion thereof), neither Purchaser nor any of Purchaser's Representatives shall (i) contact or have any discussions with any of Seller's employees, agents or representatives, or with any property managers of, tenants at, or contractors providing services to, the Property, unless in each case Purchaser obtains the prior written consent of Seller, it being agreed that all such contacts or discussions shall, pending any such approval, be directed to Brian MacDonald, Citigroup, 666 Third Avenue, 21st Floor, New York, New York 10017, Tel: (212) 551-7239, (ii) interfere with the business of Seller conducted at the Property or (iii) damage the Property or any portion thereof. In conducting any inspection, testing, investigation or surveying, Purchaser and Purchaser's Representatives shall at all times comply with, and shall be subject to, all other terms, covenants and conditions of this Agreement. Seller may from time to time establish reasonable rules of conduct for Purchaser and Purchaser's Representatives in furtherance of the foregoing. Purchaser shall schedule and coordinate all inspections, testing, investigation, or surveying, including, without limitation, any environmental test, with Seller and shall give Seller at least two (2) Business Days' prior notice thereof. Seller shall be entitled to have a representative present at all times during each such inspection, testing, investigation or surveying. All inspection fees, appraisal fees, survey fees, engineering fees and other costs and expenses of any kind incurred by Purchaser or Purchaser's Representatives relating to such inspection, testing, investigation or surveying of the Property (or any portion thereof) shall be borne solely by Purchaser. Without limiting any other requirements contained herein, prior to conducting any physical inspection, testing, investigation or surveying of the Property, other than mere visual examination, Purchaser shall obtain, and during the period of such inspection, testing, investigation or surveying shall maintain, at Purchaser's sole cost and expense, commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, naming Seller, its agents and employees as additional insureds, from an insurer reasonably acceptable to Seller, which insurance must have limits for bodily injury and death or damage to property of not less than $5,000,000 for any one occurrence. Prior to making any such physical inspection, testing, investigation or surveying, Purchaser shall furnish to Seller a certificate of insurance evidencing the foregoing coverage. Purchaser and Purchaser's Representatives shall not be permitted to conduct borings of the Property or drilling in or on the Property in connection with the preparation of an environmental audit or in connection with any other testing, inspection or investigation of the Property without the prior written consent of Seller (and, if such consent is given, Purchaser shall be obligated to pay to Seller on demand the cost of repairing and restoring any damage as aforesaid). The provisions of this Section 8.2(b) shall survive any termination of this Agreement.

                  Section 8.3 Post Closing Covenant. Purchaser expressly acknowledges that the Lamppost Agreement and the Revocable Consent Agreement cannot be assigned by Seller without the prior written consent of the Department of Transportation of the City of the New York (the "Department"). Immediately after the Closing, Seller and Purchaser shall submit to the Department (i) the original (plus five (5) copies of the) fully executed Petition Forms referenced in Sections 5.4(e) and (f) of this Agreement, (ii) a copy of the Deed, as fully executed and acknowledged, (iii) a copy of Purchaser's certificate of formation,
(iii) the filing fees required by Section 7-08 of Title 34, Chapter 7 of the Rules of the City of New York and (iv) such other additional materials as may reasonably be required by the Department. Except for the payment of the filing fees in connection with the submission to the Department of the aforementioned Petition Forms, Seller shall not be obligated to incur any expense or agree to any conditions or requirements that may be imposed by the Department in order to obtain such consent. If the Department refuses to consent to such assignment,
(i) Seller shall have the right (but not the obligation) to petition the Department for a discontinuance of either or both of the Lamppost Agreement and the Revocable Consent Agreement and Seller shall be obligated to pay all costs and expenses arising from and directly related to the discontinuance and termination thereof (including any alterations thereunder) and (ii) except as provided in the immediately following sentence, Seller shall not have any liability to Purchaser as a result of the failure to obtain such consent. Seller shall indemnify and hold Purchaser harmless from all direct losses, costs, damages (but expressly excluding consequential damages) and expenses (including reasonable attorney fees) actually incurred by Purchaser (except to the extent arising out of the negligence or willful misconduct of Purchaser) arising from and directly related to Seller's discontinuance and termination of the Lamppost Agreement and/or the Revocable Consent Agreement if the Department is unwilling to consent to the assignment thereof to Purchaser. If the Department consents to such assignment, then (y) Seller and Purchaser shall execute and deliver to each other the assignment and assumptions referenced in the parentheticals contained in Sections 5.4 (e) and (f) of this Agreement and (z) the security deposits previously posted by Seller under the Lamppost Agreement and the Revocable Consent Agreement shall be assigned by Seller to Purchaser and Seller shall receive a credit against its next monthly obligation to pay fixed rent under the Citi Lease in the amount of the security deposits previously posted by Seller under the Lamppost Agreement ($2,000) and the Revocable Consent Agreement ($8,750). The provisions of this Section 8.3 shall survive the Closing.

                                   ARTICLE IX
                                   [RESERVED]



                                   ARTICLE X
                         REPRESENTATIONS AND WARRANTIES

                  Section 10.1 Representations and Warranties By Seller. Seller hereby represents and warrants to Purchaser as of the date hereof that:

                          (a) Seller is a national banking association, duly
organized and validly existing under the laws of the United States of America;

                          (b) Seller has the legal right, power and authority to
enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Seller of its obligation hereunder, (x) has been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject and (z) except for the consent to the assignment of the Lamppost Agreement and the Revocable Consent Agreement contemplated hereby, will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing or delivered to the Purchaser;

                          (c) there are no litigations, governmental or
administrative proceedings or arbitrations presently pending or, to Seller's actual knowledge, threatened in writing with respect to any of the Property (exclusive of tort and other liability proceeding for which adequate insurance coverage is available, and exclusive of the proceedings, if any, set forth on
SCHEDULE 10.1(c) hereto). Purchaser shall have no liability under, or any obligation to pursue, such litigation or proceedings;

                          (d) Seller has not received written notice of any
pending condemnation, eminent domain or similar proceedings with respect to the Property, and has no actual knowledge that any such proceedings are threatened or contemplated;

                          (e) the fixtures, furniture, furnishings, equipment,
machinery and other personal property attached to, appurtenant to or located on the Property and being transferred to Purchaser pursuant to this Agreement (i.e., other than the Excluded Property, which is not being transferred) have been fully paid for and are owned by Seller free and clear of all liens and encumbrances;

                          (f) a true and complete list of the Protest
Proceedings, if any, and the law firms or consultants representing the Seller with respect thereto, is attached hereto as SCHEDULE 10.1(f);

                          (g) there are no Leases in effect as of the date
hereof except as set forth on SCHEDULE 10.1(g);

                          (h) Seller has not granted any person the option or
right (including any right of refusal) to purchase the Property; and

                          (i) Seller is not a "foreign person" within the
meaning of Section 1445(f)(3) of the Code.

Any and all uses of the phrase, "to the best of the Seller's knowledge" or other references to Seller's knowledge in this Agreement shall mean the actual, present, conscious knowledge of Brian MacDonald (the "Seller Knowledge Individual") as to a fact at the time given without investigation or inquiry. Without limiting the foregoing, Purchaser acknowledges that the Seller Knowledge Individual has not performed and is not obligated to perform any investigation or review of any files or other information in the possession of Seller, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Seller set forth in this Agreement. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individual or of any other individual or entity, shall be imputed to the Seller Knowledge Individual.

                  Section 10.2 Representations and Warranties By Purchaser. Purchaser hereby represents and warrants to Seller as of the date hereof that:

                          (a) Purchaser is a limited liability company duly
organized, validly existing and in good standing under the laws of the State of Delaware;

                          (b) Purchaser has the legal right, power and authority
to enter into this Agreement and perform all its obligations hereunder, and the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder, (x) have been duly authorized, and (y) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational and governance documents or any law, statute, rule or regulation, or order, judgment, writ, injunction or decree of any court or governmental instrumentality, or any contract, agreement or instrument to which Purchaser is a party or by which it is bound, or to which it or any portion of its property is subject and (z) will not require the consent, approval, authority or order of any court or governmental agency that has not been previously obtained in writing and delivered to Seller; and

                          (c) Purchaser is an entity controlled (as such term is
defined in Section 16.5) by Reckson Operating Partnership, L.P. The organizational chart of Purchaser attached hereto as SCHEDULE 10.2(c) fully and accurately indicates the ownership of Purchaser.

                  Section 10.3 Acknowledgments of Purchaser. Purchaser acknowledges and agrees for the benefit of Seller that:

                          (a) EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS
AGREEMENT OR IN ANY AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED BY SELLER TO PURCHASER CONTEMPORANEOUSLY HEREWITH, INCLUDING BY WAY OF EXAMPLE BUT NOT LIMITED TO REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 10.1 OF THIS AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED (HEREINAFTER COLLECTIVELY REFERRED TO IN THIS SECTION 10.3 AS THE "SURVIVING REPRESENTATIONS"), SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, AND PURCHASER AGREES TO ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT, EXCEPT FOR THE SURVIVING REPRESENTATIONS, SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR THE ABSENCE OF REDHIBITORY OR LATENT VICES OR DEFECTS IN THE PROPERTY, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OR REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH THE PROPERTY MAY BE PUT, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES OR VALUE OF THE PROPERTY OR ANY PART THEREOF, (G) THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, SERVITUDE, RIGHT-OF-WAY, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PROPERTY, (H) ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PRESENCE OR ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ.). THE PROVISIONS OF THIS SECTION 10.3 SHALL BE BINDING ON PURCHASER AND SHALL SURVIVE THE CLOSING.

                          (b) PURCHASER HAS BEEN GIVEN THE OPPORTUNITY TO
INSPECT THE PROPERTY, AND THE LEASES, CONTRACTS AND OTHER MATERIALS (INCLUDING, WITHOUT LIMITATION, TITLE MATERIALS AND FINANCIAL REPORTS) RELATING TO THE PROPERTY THAT PURCHASER DEEMED NECESSARY TO INSPECT AND REVIEW IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND PURCHASER HAS RETAINED SUCH ENVIRONMENTAL CONSULTANTS, STRUCTURAL ENGINEERS AND OTHER EXPERTS AS IT DEEMED NECESSARY TO INSPECT THE PROPERTY AND REVIEW SUCH MATERIALS. PURCHASER IS RELYING ON ITS OWN INVESTIGATION AND THE ADVICE OF ITS EXPERTS REGARDING THE PROPERTY, AND UPON ITS REVIEW OF LEASES, CONTRACTS, AND OTHER MATERIALS, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER (OTHER THAN THE SURVIVING REPRESENTATIONS). PURCHASER ACKNOWLEDGES THAT SELLER MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, REPORTS OR OTHER MATERIALS DELIVERED TO PURCHASER, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THE SURVIVING REPRESENTATIONS OR ELSEWHERE IN THIS AGREEMENT OR IN THE INSTRUMENTS EXECUTED AND DELIVERED AT CLOSING.

                  Section 10.4 No Financing Contingency. Purchaser acknowledges and agrees that its obligations under this Agreement shall not be subject to any financing or other contingency and Purchaser shall have no right to terminate this Agreement or receive a return of the Deposit (or the accrued interest thereon) except as expressly provided for in Sections 4.2, 13.1(b), 14.1(b) and
15.2 hereof.

                  Section 10.5 Damages for Breach of Representations. In the event the Closing occurs and it is determined subsequent to the Closing that there was a material breach with respect to any representation or warranty made by Seller or Purchaser under this Agreement, the non-breaching party shall be entitled to pursue a claim for the actual damages suffered by such non-breaching party with respect to such breach if and only if (i) the non-breaching party did not have actual or constructive knowledge prior to the Closing that such representation or warranty was untrue, inaccurate or incorrect (provided, however, to the extent information furnished or made available to, or otherwise obtained by, the non-breaching party contains information which is inconsistent with such representation or warranty, the non-breaching party shall be deemed to have actual knowledge that a representation or warranty was untrue, inaccurate or incorrect), (ii) written notice of such breach is given to the breaching party on or prior to the expiration of the applicable Survival Period (as hereinafter defined) for such breach, which notice must contain a reasonably detailed description of the facts relating to the claimed breach, and (iii) the liability and losses arising out of such breach, when aggregated with all other breaches, if any, of representations and warranties under this Agreement, shall exceed $500,000. In no event shall Purchaser be entitled to receive, in connection with any and all breaches of the representations and warranties of Seller hereunder, an amount in excess of the net sales proceeds received by Seller from Purchaser at the Closing (the "Proceeds"). Any such damages shall be refunded from such Proceeds within thirty (30) days following the entry of such final, non-appealable order and delivery of a copy thereof to Seller. Purchaser acknowledges and agrees that, in the event that Seller shall be in breach of any of the representations and warranties contained herein, Purchaser shall have no recourse to the property or other assets of Seller (excluding the Proceeds), and Purchaser's sole remedy, in such event, shall be to receive a refund from the Proceeds in the amount described above. For purposes of this Section 10.5, "Survival Period" shall mean: with respect to the representations and warranties in Sections 10.1(a), 10.1(b), 10.2(a) and 10.2(b), a period without expiration, and with respect to all other representations and warranties, a period of one
(1) year commencing on the day following the Closing Date. The provisions of this Section 10.5 shall survive the Closing.

                                   ARTICLE XI
                                     NOTICES

                  Section 11.1 Notices. All notices, demands, requests, approvals or other communications ("notices") required to be given or which may be given hereunder shall be in writing and shall be given by personal delivery with receipt acknowledged or by United States registered or certified mail, return receipt requested, postage prepaid or by Federal Express or other reputable national overnight courier service, and shall be deemed given when received or refused at the following addresses:

                  If to Seller:
                                           Citibank, N.A.
                                           666 Fifth Avenue-12th Floor
                                           New York, New York 10103
                                           Attention:  Joseph Sprouls
                  With copies to:
                                           Citigroup
                                           One Court Square
                                           8th Floor
                                           Long Island City, New York  11120
                                           Attention:  Patrick R. Thornton
                  and:
                                           Citigroup Inc.
                                           909 Third Avenue
                                           15th Floor
                                           New York, New York  10043
                                           Attention: Associate General Counsel
                                           of Real Estate
                  and:
                                           Paul, Hastings, Janofsky & Walker LLP
                                           75 East 55th Street
                                           New York, New York  10022
                                           Attention:  Dean A. Stiffle, Esq.
                  If to Purchaser:
                                           Reckson Court Square, LLC
                                           c/o Reckson Associates Realty Corp.
                                           225 Broadhollow Road
                                           Melville, New York  11747
                                           Attention:  General Counsel

                  With copies to:
                                           Fried, Frank, Harris, Shriver &
                                           Jacobson LLP
                                           1 New York Plaza
                                           New York, New York  10004
                                           Attention:  Joshua Mermelstein, Esq.

                  If to Escrow Agent:
                                           Chicago Title Insurance Company
                                           711 Third Avenue
                                           New York, New York  10017
                                           Attention:  Jack A. Marino, Esq.

Each party may designate a change of address (or additional or substitute parties for notice) by notice to the other party, given at least fifteen (15) days before such change of address is to become effective. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

                                  ARTICLE XII
                       CONFIDENTIALITY AND PRESS RELEASES

                  Section 12.1 Confidentiality. Purchaser acknowledges and agrees that it shall be bound by all of the terms and conditions of that certain confidentiality letter agreement between Reckson Operating Partnership, L.P. and Seller dated March 29, 2005. Between the date hereof through and including the Closing Date and except as otherwise expressly provided in Section 12.2 below, Purchaser and Seller shall not (and shall use reasonable efforts to cause Purchaser's and Seller's respective agents, employees, attorneys and advisors including, without limitation, financial institutions to not) disclose, make known, divulge, disseminate or communicate the Purchase Price or any of the terms of this Agreement or this transaction or any agreement, document or understanding pertinent to the instant transaction without the consent of the other party, except (i) as required by law, (ii) to Purchaser's or Seller's employees and advisors involved in the transaction, (iii) to Purchaser's prospective lenders or investors or (iv) to Seller's lender or investors.

                  Section 12.2 Press Releases. Neither Seller nor Purchaser shall issue any press releases with respect to the transaction contemplated by this Agreement except as hereinafter provided. From and after the date hereof through and including the fifth (5th) anniversary of the date of this Agreement, Purchaser shall submit to Seller, for informational purposes only (except as hereinafter provided), a copy of all proposed press releases and/or advertisements concerning or touching upon the Citi Lease and/or the transactions contemplated by this Agreement prior to the public issuance thereof. Purchaser shall promptly after the execution of this Agreement issue a press release the form of EXHIBIT J attached hereto. After Closing, Purchaser and Seller shall collaborate and promptly issue a joint press release pertaining to the transaction contemplated by this Agreement in form and substance reasonably satisfactory to Seller and Purchaser.

                  Section 12.3 Survival. The provisions of this Article XII shall survive the Closing or earlier termination of this Agreement.

                                  ARTICLE XIII
                             DAMAGE AND DESTRUCTION

                  Section 13.1 Effect of Damage. If all or any part of the Property is damaged by fire or other casualty occurring following the date hereof and prior to the Closing Date, whether or not such damage affects a material part of the Property, then:

                          (a) if the estimated cost of repair or restoration is
less than or equal to $50,000,000 and if the estimated time to complete such repair or restoration is twelve (12) months or less, neither party shall have the right to terminate this Agreement and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage, except as hereinafter provided. In such event, (i) Seller shall have the right to adjourn the Closing for a period of time reasonably necessary in order to complete such repairs, (ii) Seller shall have the right to make a claim for all insurance proceeds which Seller may be entitled to receive as a result of such fire or other casualty, and to retain all casualty insurance proceeds actually received under the insurance policies in effect with respect to the Property on account of said physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty and (iii) Seller shall diligently pursue such repairs to completion.

                          (b) if the estimated cost of repair or restoration
exceeds $50,000,000 or if the estimated time to complete such repair or restoration exceeds twelve (12) months, both Purchaser and Seller shall have the option, exercisable within thirty (30) days after receipt of notice of the occurrence of such fire or other casualty and such factual information regarding the casualty and availability of insurance proceeds as is reasonably sufficient to enable Purchaser or Seller, as the case may be, to make an informed decision about whether or not to proceed to Closing, time being of the essence, to terminate this Agreement by delivering notice thereof to the other party, whereupon the Deposit (together with any interest accrued thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except for such provisions which are expressly provided in this Agreement to survive the termination hereof. If a fire or other casualty described in this clause (b) shall occur and neither Purchaser nor Seller shall have timely elected to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of said destruction or damage and, in such event, Seller shall have the right to make a claim for and to retain any casualty insurance proceeds received under the casualty insurance policies in effect with respect to the Property on account of said physical damage or destruction as shall be necessary to perform repairs to the Building and/or to rebuild the Building to substantially the same condition as it existed prior to the occurrence of such fire or other casualty.

                  Section 13.2 Estimates. The estimated cost to repair and/or restore and the estimated time to complete contemplated in Section 13.1 above shall be established by estimates obtained by Seller from independent contractors, subject to Purchaser's review and reasonable approval of the same and the provisions of Section 13.3 below.

                  Section 13.3 Disputes. The provisions of this Article XIII supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York. Any disputes under this Article XIII as to the cost of repair or restoration or the time for completion of such repair or restoration shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the commercial arbitration rules of the American Arbitration Association; provided that if Seller and Purchaser fail to agree on an arbitrator within five (5) days after a dispute arises, then either party may request The Real Estate Board of New York, Inc., to designate an arbitrator. Such arbitrator shall be an independent architect or engineer having at least ten (10) years of experience in the construction of office buildings in New York City. The determination of the arbitrator shall be conclusive and binding upon the parties. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

                                  ARTICLE XIV
                                  CONDEMNATION

                  Section 14.1 Effect of Condemnation. If, prior to the Closing Date, any part of the Property is taken (other than a temporary taking), or if Seller shall receive an official notice from any governmental authority having eminent domain power over the Property of its intention to take, by eminent domain proceeding, any part of the Property (a "Taking"), then:

                          (a) if such Taking involves ten percent (10%) or less
of the rentable area of the Building, neither party shall have any right to terminate this Agreement, and the parties shall nonetheless consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

                          (b) if such Taking involves more than ten percent
(10%) of the rentable area of the Building, both Purchaser and Seller shall have the option, exercisable within thirty (30) days after receipt of notice of such Taking and such factual information regarding the Taking and the availability of awards or other proceeds of such Taking as is reasonably sufficient to enable Purchaser or Seller, as the case may be, to make an informed decision about whether or not to proceed to Closing, time being of the essence, to terminate this Agreement by delivering notice thereof to the other party, whereupon the Deposit (together with any interest earned thereon) shall be returned to Purchaser and this Agreement shall be deemed canceled and of no further force or effect, and neither party shall have any further rights or liabilities against or to the other except pursuant to the provisions of this Agreement which are expressly provided to survive the termination hereof. If a Taking described in this clause (b) shall occur and neither Purchaser nor Seller shall have timely elected to terminate this Agreement, then Purchaser and Seller shall consummate this transaction in accordance with this Agreement, without any abatement of the Purchase Price or any liability or obligation on the part of Seller by reason of such Taking; provided, however, that Seller shall, on the Closing Date, (i) assign and remit to Purchaser, and Purchaser shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Taking which may have been collected by Seller as a result of such Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds shall have been collected, deliver to Purchaser an assignment of Seller's right to any such award or other proceeds which may be payable to Seller as a result of such Taking and Purchaser shall reimburse Seller for the reasonable expenses incurred by Seller in connection with such Taking.

                  Section 14.2 Estimates. The estimated extent of a Taking contemplated in Section 14.1 above shall be established by estimates obtained by Seller from an independent architect, subject to Purchaser's review and reasonable approval of the same and the provisions of Section 14.3 below.

                  Section 14.3 Disputes. The provisions of this Article XIV supersede the provisions of Section 5-1311 of the General Obligations Law of the State of New York. Any disputes under this Article XIV as to whether the Taking involves more than ten percent (10%) of the rentable area of the Building shall be resolved by expedited arbitration before a single arbitrator acceptable to both Seller and Purchaser in their reasonable judgment in accordance with the commercial arbitration rules of the American Arbitration Association; provided that if Seller and Purchaser fall to agree on an arbitrator within five (5) days after a dispute arises, then either party may request The Real Estate Board of New York, Inc. to designate an arbitrator. Such arbitrator shall be an independent architect having at least ten (10) years of experience in the construction of office buildings in New York City. The costs and expenses of such arbitrator shall be borne equally by Seller and Purchaser.

                                   ARTICLE XV
                         DEFAULT BY PURCHASER OR SELLER

                  Section 15.1 Purchaser Default. If (i) Purchaser shall default in the payment of the Purchase Price or if Purchaser shall default in the performance of any of its other obligations to be performed on the Closing Date, or (ii) Purchaser shall default in the performance of any of its obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for ten (10) days after notice to Purchaser, Seller's sole remedy by reason thereof shall be retain the Deposit (and any interest earned thereon), as liquidated damages for Purchaser's default hereunder (it being agreed that the damages by reason of Purchaser's default are difficult, if not impossible, to ascertain and the Deposit (and any interest earned thereon) is a reasonable estimate of Seller's actual damages in such event), and upon such receipt of the Deposit this Agreement shall be terminated and thereafter Purchaser and Seller shall have no further rights or obligations under this Agreement except for those that are expressly provided in this Agreement to survive the termination hereof. If Seller terminates this Agreement pursuant to a right given to it hereunder and Purchaser takes any action which interferes with Seller's ability to sell, exchange, transfer, lease, dispose of or finance the Property or takes any other actions with respect thereto (including, without limitation, the filing of any lis pendens or other form of attachment against the Property), then the named Purchaser (and any assignee of Purchaser's interest hereunder) shall be liable for all loss, cost, damage, liability or expense (including, without limitation, reasonable attorneys' fees, court costs and disbursements and consequential damages) incurred by Seller by reason of such action to contest by Purchaser.

                  Section 15.2 Seller Default. If (i) Seller shall default in any of its obligations to be performed on the Closing Date, or (ii) Seller shall default in the performance of any of its obligations to be performed prior to the Closing Date and, with respect to any default under this clause (ii) only, such default shall continue for ten (10) days after notice to Seller, Purchaser, as its sole remedy by reason of such default (in lieu of prosecuting an action for damages or proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Purchaser, to the extent legally permissible, following and upon advice of its counsel) shall have the right, subject to the other provisions of this Section 15.2, (x) to receive a return of the Deposit (together with any interest earned thereon) or (y) solely in the event of a willful default by Seller, to seek to obtain specific performance of Seller's obligations hereunder, provided that any action for specific performance shall be commenced within sixty (60) days after such default, it being understood that if Purchaser fails to commence an action for specific performance within sixty (60) days after such default, Purchaser's sole remedy shall be to receive a return of the Deposit (together with any interest earned thereon). Upon such return and delivery, this Agreement shall terminate and neither party hereto shall have any further obligations hereunder except for those that are expressly provided in this Agreement to survive the termination hereof. Notwithstanding the foregoing, Purchaser shall have no right to seek specific performance if Seller shall be prohibited from performing its obligations hereunder by reason of any law, regulation or other legal requirement applicable to Seller.

                  Section 15.3 Survival. The provisions of this Article XV shall survive the termination hereof.

                                  ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

                  Section 16.1 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, this Agreement shall be construed without such term, covenant, condition or provision.

                  Section 16.2 Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate. The rights of any of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing executed by all of the parties hereto. Failure to exercise or any delay in exercising any of such rights also shall not operate as a waiver or variation of that or any other such right. Defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

                  Section 16.3 Headings. The headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  Section 16.4 Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender.

                  Section 16.5 Assignment. Purchaser shall not assign its rights under this Agreement to any other party without the prior written consent of Seller; provided, however, that the Purchaser named herein shall have the one-time right to assign this Agreement to a "Controlled Affiliate" (as defined below). "Controlled Affiliate" shall mean any entity (i) controlled by Reckson Operating Partnership, L.P. and (ii) at least twenty-five percent (25%) of the beneficial interests in which are owned, directly or indirectly, by Reckson Operating Partnership, L.P. as of the date of the assignment and the Closing Date. "Controlled by" means the power and authority to direct the business and affairs of the assignee by reason of the ownership of a majority of the beneficial interests in such assignee, by contract or otherwise. Any such assignment shall be conditioned upon Purchaser delivering to Seller an executed original of the assignment and assumption agreement wherein the assignee assumes all of the obligations of the Purchaser named herein and proof reasonably satisfactory to Seller that the assignee constitutes a "Controlled Affiliate". An assignment or transfer of this Agreement shall not relieve the Purchaser named herein of any of its obligations hereunder or the transactions contemplated hereby and the Purchaser named herein shall remain liable on a joint and several basis with such assignee for the payment and performance of Purchaser's obligations under this Agreement and the transactions contemplated hereby which accrued prior to the date of such assignment. Except as set forth in Section 16.9 below, this Agreement and the terms, covenants, conditions, and provisions hereof, and the obligations, undertakings, rights and benefits hereunder, including the exhibits and schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective successors and assigns.

                  Section 16.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

                  Section 16.7 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF SELLER AND PURCHASER HEREUNDER DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FEDERAL STATUTORY OR COMMON LAW, AS APPLICABLE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

                  Section 16.8 Jurisdiction; Venue. For the purposes of any suit, action or proceeding involving this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts sitting in New York County in the State of New York and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and the parties hereto agree that such court shall have exclusive jurisdiction over any such suit, action or proceeding commenced under this Agreement. Each party hereby irrevocably waives any objection that it may have now or hereafter to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in New York County in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 16.9 No Third-Party Beneficiaries. No person, firm or other entity other than the parties hereto (and to the extent provided herein, the other Seller Indemnified Parties and the other Purchaser Indemnified Parties) shall have any rights or claims under this Agreement. The representations, warranties, covenants and indemnities of each party hereunder shall run to the benefit of the parties hereto only (and to the extent provided herein, the other Seller Indemnified Parties and the other Purchaser Indemnified Parties), and not to any successors, assigns or other third parties.

                  Section 16.10 Waiver of Trial by Jury. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                  Section 16.11 Brokers and Advisors. (a) Seller and Purchaser each warrants and represents to the other that it has not dealt or negotiated with any broker other than Citigroup Global Markets Inc. in connection with the sale of the Property as provided by this Agreement. Seller and Purchaser each hereby agrees to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney's fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party (except Purchaser shall not have any obligation to indemnify Seller against any such claim of Citigroup Global Markets Inc. hereunder) who claims to have dealt with such party.

                          (b) Seller shall be responsible for the payment of any
sums due Citigroup Global Markets Inc. in its capacity as financial advisor to Seller and for the payment of all professionals and other advisors retained by the Seller in connection with the sale of the Property as provided by this Agreement. Purchaser shall be responsible for the payment of all professionals and advisors retained by Purchaser in connection with the sale of the Property as provided by this Agreement.

                          (c) The provisions of this Section 16.11 shall survive
the Closing.

                  Section 16.12 Integration. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the specific matters agreed to herein and supersedes all prior agreements or understandings between the parties with respect to the matters contained herein. The parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

                  Section 16.13 ERISA. Purchaser represents and warrants to Seller that Purchaser is not an employee benefit plan or a governmental plan, or a party in interest of either of such plans, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investment of, and fiduciary obligations with respect to, a governmental plan. As used in this Section 16.13, the terms "employee benefit plan", "party in interest", "plan assets" and "governmental plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated in connection therewith. The representations and warranties contained in this Section 16.13 shall survive the Closing or the termination of this Agreement.

                  Section 16.14 Amendments. This Agreement may not be changed, modified or terminated, except by an instrument in writing signed by the parties hereto.

                  Section 16.15 Further Assurances; Cooperation. The parties will execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices, transfers and assurances as may be reasonably required for the better assuring, conveying, assigning, transferring and confirming unto Purchaser the Property and for carrying out the intentions or facilitating the consummation of the transactions contemplated by this Agreement. In furtherance thereof, the parties hereto shall cooperate with each other to effectuate the transactions contemplated by this Agreement and to minimize transaction costs. The provisions of this Section 16.15 shall survive the Closing for a period without expiration.

                  Section 16.16 Like Kind Exchange. (a) Seller has informed Purchaser that it may seek in full or partial payment of the Purchase Price like-kind property for the purpose of effectuating an exchange pursuant to
Section 1031 of the Code, and the regulations promulgated thereunder. To facilitate such exchange, and as a material inducement to Seller to enter into this Agreement, Purchaser consents (i) to an assignment by Seller of this Agreement or of any of Seller's rights hereunder, including the right to receive all or any portion of the Purchase Price, to a Qualified Intermediary (as defined in Treasury Regulations Section 1.1031(k)-1(g)(4)) and (ii) to take such other actions as are reasonably necessary to facilitate such like-kind exchange, which shall in no event involve Purchaser acquiring title to or owning any replacement property on behalf of Seller or incurring material expenses or liability (unless such expenses or liability are reimbursed to Purchaser by Seller). Purchaser agrees to reasonably cooperate with Seller in effectuating the like-kind exchange and to execute all documents (subject to the reasonable approval of Purchaser and its legal counsel) reasonably necessary in connection therewith provided that such cooperation shall not (i) result in a reduction of Purchaser's rights or an increase in Purchaser's obligations under this Agreement other than to a de minimis extent, (ii) subject Purchaser to any additional risks not expressly contemplated by this Agreement or (iii) delay the Closing Date beyond the Outside Closing Date. Seller hereby agrees to indemnify and hold harmless Purchaser from all loss, cost, damage, claim, liability and expense (including without limitation, reasonable attorneys' fees) that may be suffered or incurred by Purchaser, including any and all taxes, related to or payable by reason of and as a direct result of (x) such exchange and/or (y) the documents relating to or evidencing the exchange. In the event of a like-kind exchange, on the Closing Date, (a) Seller shall, at the direction of the Qualified Intermediary, convey title to the Property to Purchaser, (b) Purchaser shall pay the balance of the Purchase Price (or the portion so assigned) to the Qualified Intermediary or the Escrow Agent under this Agreement, (c) the Escrow Agent shall pay over the Deposit to the Qualified Intermediary, and (d) Purchaser shall execute such documents (subject to the reasonable approval of Purchaser and its legal counsel) as may be reasonably necessary to acknowledge the exchange. The Qualified Intermediary shall have the right to direct the payment of the balance of the Purchase Price to separate accounts and/or different persons, and Purchaser agrees to comply with such direction from the Qualified Intermediary.

                          (b) Purchaser has informed Seller that it may acquire
the Property as part of an exchange pursuant to Section 1031 of the Code, and the regulations promulgated thereunder. To facilitate such exchange, and as a material inducement to Purchaser to enter into this Agreement, Seller consents
(i) to an assignment by Purchaser of this Agreement or of any of Purchaser's rights hereunder to a Qualified Intermediary (as defined in Treasury Regulations
Section 1.1031(k)-1(g)(4)) and (ii) to take such other actions as are reasonably necessary to facilitate such like-kind exchange, which shall in no event involve Seller acquiring title to or owning or conveying any replacement property on behalf of Purchaser or incurring material expenses or liability (unless such expenses or liability are reimbursed to Seller by Purchaser). Seller agrees to reasonably cooperate with Purchaser in effectuating the like-kind exchange and to execute all documents (subject to reasonable approval of Seller and its legal counsel) reasonably necessary in connection therewith provided that such cooperation shall not (i) result in a reduction of Seller's rights or an increase in Seller's obligations under this Agreement, other than to a de minimis extent, (ii) subject Seller to any additional risks not expressly contemplated by this Agreement or (iii) delay the Closing Date beyond the Outside Closing Date. Purchaser hereby agrees to indemnify and hold harmless Seller from all loss, cost, damage, claim, liability and expense (including without limitation, reasonable attorneys' fees) that may be suffered or incurred by Seller, including any and all taxes, related to or payable by reason of and as a direct result of (x) such exchange and/or (y) the documents relating to or evidencing the exchange. Nothing contained in Section 16.5 hereof shall restrict any assignment described in this Section. No permitted assignment under this Section shall relieve Purchaser of liability under this Agreement. Notwithstanding the foregoing, whether or not Purchaser elects to acquire the Property as part of an exchange pursuant to Section 1031 of the Code, the transferee under the Deed to be delivered at the Closing shall be the Purchaser named herein or a Controlled Affiliate of Purchaser.

                          (c) The indemnification provision contained in this
Section 16.16 shall survive the Closing.

                  Section 16.17 Intentionally Deleted.

                  Section 16.18 Citi Lease. Seller acknowledges that notwithstanding anything to the contrary contained in this Agreement (including
Section 10.3 hereof), nothing in this Agreement shall be deemed to modify, limit or waive any of the rights or obligations that the parties hereto may have to the other with respect to matters arising subsequent to the Closing, as landlord or tenant, as applicable, under the Citi Lease. The provisions of this Section
16.18 shall survive the Closing.

                  Section 16.19 Continuing Seller Obligations; Indemnification.
(a) Seller agrees that Purchaser is not (pursuant to the terms of this Agreement) assuming any of Seller's obligation under the Leases or the Contracts or with respect to any Building employees and that, pursuant to the terms and provisions of the Citi Lease, such obligations shall remain the obligations of Seller subsequent to the Closing, subject to the terms and provisions of the Citi Lease. From and after the Closing Date, Seller shall indemnify and hold Purchaser harmless from all loss, cost, damages or expense (including reasonable attorney's fees) incurred by Purchaser (except to the extent arising out of the willful misconduct of Purchaser) to the extent the same arises out of third party claims relating to the acts or omissions of Seller occurring prior to the Closing Date under the Leases or the Contracts or with respect to Building employees who were employed by Seller with respect to the operation of the Property.

                          (b) If any claim is made with respect to which
Purchaser is entitled to indemnification under Section 16.19(a) above, Purchaser shall provide written notice to Seller promptly after Purchaser has knowledge of such claim, describing in reasonable detail the facts and circumstances giving rise to such indemnification claim (but the failure to do so shall not relieve Seller of its obligation to indemnify Purchaser as provided in Section 16.19(a) above, except to the extent that Seller is prejudiced as a result of such failure). In the case of any indemnification claim which is covered by insurance, Purchaser shall cooperate in all reasonable respects with the insurers in the exercise of their rights to investigate, defend or compromise such indemnification claim as may be required to retain the benefits of such insurance with respect to such indemnification claim.

                          (c) Seller shall have the sole right (to the exclusion
of Purchaser unless such claim is not being defended (by insurers or otherwise) in a commercially reasonable manner by or on behalf of Seller, in which event Purchaser shall have the right to participate in the defense of such claim) to defend any third party claim for which indemnification is sought, and, at the Seller's expense, Purchaser shall cooperate with all reasonable requests of Seller in connection therewith. Purchaser shall supply Seller or such insurer with such information and documents, and shall make such personnel available, as may be requested by Seller or such insurer, that are reasonably necessary for Seller or such insurer to defend or participate, or both, in any indemnification claim. In addition, Seller shall have the sole right to compromise or otherwise settle any third party claim for which indemnification is sought, subject to the prior approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, no such approval shall be required in connection with any settlement where there is no admission of any wrong doing on the part of Purchaser and no obligation or liability other than the payment of a sum of money, which sum shall be fully paid by Seller, and Purchaser shall have no other liability in connection therewith.

                          (d) Where the insurer under a policy of insurance
undertakes the defense of a claim for which indemnification is sought, or where the same is otherwise being defended in a commercially reasonable manner, no additional legal fees or expenses of the Purchaser in connection with the defense of such claim shall be indemnified under Section 16.19(a) above unless such fees or expenses were incurred at the request of Seller or such insurer; provided, however, if the defendants in any such claim include both Seller and Purchaser, and Purchaser has reasonably concluded that there are legal defenses available to it which are inconsistent with those available to Seller, Purchaser shall have the right to select separate counsel (subject to the reasonable approval of Seller) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of Purchaser; provided, further, however, that Seller shall not, in connection with any claim, be liable for the expenses of more than one separate counsel at any time for Purchaser.

                          (e) Upon payment in full of any indemnification claim
by Seller to or on behalf of Purchaser, Seller, without further action, shall be subrogated to any and all claims that Purchaser may have in respect thereof (other than claims in respect of insurance policies maintained by Purchaser at its own expense or claims against an affiliate of Purchaser), and Purchaser shall cooperate with Seller and give such further assurances as are reasonably necessary to enable Seller vigorously to pursue such claims. Should Purchaser receive any refund, in whole or in part, with respect to any indemnification claim paid by Seller under Section 16.19(a) above, it shall promptly pay the amount refunded over to Seller.

                          (f) The provisions of this Section 16.19 shall survive
the Closing.

                  Section 16.20 No Recording. Neither this Agreement nor any memorandum hereof may be recorded without first obtaining Seller's consent thereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first referenced above.

                                   SELLER:


                                   CITIBANK, N.A.


                                   By:
                                       ------------------------------------
                                       Name:  Joseph W. Sprouls
                                       Title: Vice President


                                   PURCHASER:


                                   RECKSON COURT SQUARE, LLC


                                   By: Reckson Operating Partnership, L.P., a
                                   Delaware limited partnership, its sole member


                                       By:  Reckson Associates Realty Corp., a
                                            Maryland corporation, its general
                                            partner


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:


                                   ESCROW AGENT:

                                   CHICAGO TITLE INSURANCE COMPANY


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                             Description of the Land

                                LEGAL DESCRIPTION

ALL THAT CERTAIN PLOT, PIECE, OR PARCEL OF LAND, SITUATE, LYING, AND BEING IN THE BOROUGH AND COUNTY OF QUEENS, CITY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE CORNER FORMED BY THE INTERSECTION OF THE NORTHWESTERLY SIDE OF JACKSON AVENUE WITH THE WESTERLY SIDE OF COURT SQUARE;

RUNNING THENCE SOUTH 33 DEGREES 20 MINUTES 00 SECONDS WEST AND ALONG THE NORTHWESTERLY SIDE OF JACKSON AVENUE, 220.449 FEET TO THE NORTHERLY SIDE OF 45TH AVENUE;

THENCE SOUTH 75 DEGREES 17 MINUTES 05.2 SECONDS WEST AND ALONG THE NORTHERLY SIDE OF 45TH AVENUE, 286.083 FEET;

THENCE NORTHERLY AT RIGHT ANGLES TO THE NORTHERLY SIDE OF 45TH AVENUE, 25.003 FEET;

THENCE WESTERLY PARALLEL WITH THE NORTHERLY SIDE OF 45TH AVENUE, 90.027 FEET TO THE EASTERLY SIDE OF 23RD STREET;

THENCE NORTH 14 DEGREES 42 MINUTES 54.8 SECONDS WEST AND ALONG THE EASTERLY SIDE OF 23RD STREET, 75.011 FEET;

THENCE EASTERLY AT RIGHT ANGLES TO THE EASTERLY SIDE OF 23RD STREET, 115.013
FEET;

THENCE NORTHERLY AT RIGHT ANGLES TO THE LAST MENTIONED COURSE, 100.015 FEET TO THE SOUTHERLY SIDE OF 44TH DRIVE;

THENCE NORTH 75 DEGREES 17 MINUTES 05.2 SECONDS EAST AND ALONG THE SOUTHERLY SIDE OF 44TH DRIVE, 425.048 FEET TO THE CORNER FORMED BY THE INTERSECTION OF THE SOUTHERLY SIDE OF 44TH DRIVE WITH THE WESTERLY SIDE OF COURT SQUARE;

RUNNING THENCE SOUTH 14 DEGREES 42 MINUTES 54.8 SECONDS EAST AND ALONG THE WESTERLY SIDE OF COURT SQUARE 52.659 FEET TO THE CORNER FORMED BY THE INTERSECTION OF THE NORTHWESTERLY SIDE OF JACKSON AVENUE WITH THE WESTERLY SIDE OF COURT SQUARE, THE POINT OR PLACE OF BEGINNING.


FOR INFORMATION ONLY:               BLOCK 79 LOT 30

                                    EXHIBIT B
                              (Form of Citi Lease)

                                 SCHEDULE 3.1(b)
                            (PERMITTED ENCUMBRANCES)


1. Telephone Easement recorded in Reel 1185 Page 256

2. Subway Agreement recorded 9/23/86 in Reel 2185 Page 1055, as amended.

3. Waiver of Legal Grade recorded 1/9/89 in Reel 2744 Page 2366.

4. Final Certificate of Eligibility recorded 5/7/92 in Reel 3312 Page 1348.

5. Assignment of Billboard Rights recorded 10/29/82 in Reel 1471 Page 1185.

6. Railroad Consent recorded in Liber 3887 CP 315.

7. The Restrictive Covenant to be recorded as contemplated by this Agreement.

                                  SCHEDULE 4.1
                                (TITLE COMPANIES)

Purchaser selected allocation:

A title insurance company selected by Liberty Title Agency, LLC- 10% Lawyers Title Insurance Corporation - 20% First American Title Insurance Company of New York - 20%


Seller selected allocation:

Chicago Title Insurance Company  -  30%
Lawyers Title Insurance Corporation  -  10%
First American Title Insurance Company of New York  -  10%

                                SCHEDULE 10.1(c)
                             (DISCLOSED LITIGATION)


None

                                SCHEDULE 10.1(f)
                              (PROTEST PROCEEDINGS)



There are appeals pending for tax years 2003/2004 through 2005/2006

Seller is represented by the Law Firm of Lawrence J. Berger, P.C. (Steven E. Resnick, Esq.), 200 Madison Avenue, Suite 1902, New York, New York 10016

                                SCHEDULE 10.1(g)
                                    (LEASES)


                              [Please see attached]

                                SCHEDULE 10.2(c)
                       (ORGANIZATIONAL CHART OF PURCHASER)






                             ----------------------
                             | Reckson Operating  |
                             | Partnership, L.P.  |
                             ----------------------
                                        |
                                        |
                                        |
                                100%    |
                                        |
                                        |
                                        |
                         -----------------------------
                         | Reckson Court Square, LLC |
                         -----------------------------

===============================================================================


                            CITIBANK, N.A., as Seller



                                       and



                     RECKSON COURT SQUARE, LLC, as Purchaser



                       -----------------------------------
                           PURCHASE AND SALE AGREEMENT
                       -----------------------------------


                            Dated: As of May 4, 2005





                           Property: One Court Square
                           Long Island City, New York




===============================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                    Page
                                                                                    ----
ARTICLE I             DEFINITIONS.......................................................1

         Section 1.1       Definitions..................................................1

ARTICLE II            PURCHASE AND SALE; PAYMENT OF THE PURCHASE
                      PRICE; SCOPE OF SALE; LEASEBACK; ESCROW PROVISIONS................6

         Section 2.1       Purchase and Sale............................................6

         Section 2.2       Payment of the Purchase Price................................6

         Section 2.3       Scope of Sale................................................8

         Section 2.4       Leaseback....................................................8

         Section 2.5       Escrow Provisions............................................9

ARTICLE III           STATUS OF THE TITLE..............................................11

         Section 3.1       Permitted Encumbrances......................................11

ARTICLE IV            TITLE INSURANCE, LIENS...........................................12

         Section 4.1       Title Objections............................................12

         Section 4.2       Elections...................................................13

         Section 4.3       No Actions..................................................13

         Section 4.4       Rescheduled Closing Date....................................13

         Section 4.5       Disposition of Liens and Encumbrances.......................14

         Section 4.6       Seller Affidavits...........................................14

         Section 4.7       Title Insurance.............................................14

ARTICLE V             CLOSING..........................................................15

         Section 5.1       Closing.....................................................15

         Section 5.2       Seller's Closing Items......................................15

         Section 5.3       Purchaser's Closing Items...................................16

         Section 5.4       Documents Jointly Executed by Seller and Purchaser..........17

         Section 5.5       Transfer and Recordation Taxes..............................17

         Section 5.6       Title Insurance and Survey Costs............................18

         Section 5.7       1099 Compliance.............................................18

         Section 5.8       Attorney's Fees.............................................18

         Section 5.9       Conditions Precedent........................................18


                                TABLE OF CONTENTS
                                   (Continued)


                                                                                    Page
                                                                                    ----
ARTICLE VI            CLOSING ADJUSTMENTS..............................................19

         Section 6.1       Closing Adjustments.........................................19

ARTICLE VII           TAX PROTESTS.....................................................19

         Section 7.1       Tax Protests................................................19

ARTICLE VIII          CERTAIN COVENANTS................................................20

         Section 8.1       Seller Covenants............................................20

         Section 8.2       Purchaser's Inspection of the Property......................21

         Section 8.3       Post Closing Covenant.......................................22

ARTICLE IX            [RESERVED].......................................................23

ARTICLE X             REPRESENTATIONS AND WARRANTIES...................................23

         Section 10.1      Representations and Warranties By Seller....................23

         Section 10.2      Representations and Warranties By Purchaser.................24

         Section 10.3      Acknowledgments of Purchaser................................25

         Section 10.4      No Financing Contingency....................................26

         Section 10.5      Damages for Breach of Representations.......................26

ARTICLE XI            NOTICES..........................................................27

         Section 11.1      Notices.....................................................27

ARTICLE XII           CONFIDENTIALITY AND PRESS RELEASES...............................28

         Section 12.1      Confidentiality.............................................28

         Section 12.2      Press Releases..............................................29

         Section 12.3      Survival....................................................29

ARTICLE XIII          DAMAGE AND DESTRUCTION...........................................29

         Section 13.1      Effect of Damage............................................29

         Section 13.2      Estimates...................................................30

         Section 13.3      Disputes....................................................30

ARTICLE XIV           CONDEMNATION.....................................................30

         Section 14.1      Effect of Condemnation......................................30

         Section 14.2      Estimates...................................................31

         Section 14.3      Disputes....................................................31

ARTICLE XV            DEFAULT BY PURCHASER OR SELLER...................................32

         Section 15.1      Purchaser Default...........................................32

         Section 15.2      Seller Default..............................................32

         Section 15.3      Survival....................................................32


                                TABLE OF CONTENTS
                                   (Continued)

                                                                                    Page
                                                                                    ----
ARTICLE XVI           MISCELLANEOUS PROVISIONS.........................................33

         Section 16.1      Severability................................................33

         Section 16.2      Rights Cumulative; Waivers..................................33

         Section 16.3      Headings....................................................33

         Section 16.4      Construction................................................33

         Section 16.5      Assignment..................................................33

         Section 16.6      Counterparts................................................34

         Section 16.7      Governing Law...............................................34

         Section 16.8      Jurisdiction; Venue.........................................34

         Section 16.9      No Third-Party Beneficiaries................................34

         Section 16.10     Waiver of Trial by Jury.....................................34

         Section 16.11     Brokers and Advisors........................................34

         Section 16.12     Integration.................................................35

         Section 16.13     ERISA.......................................................35

         Section 16.14     Amendments..................................................35

         Section 16.15     Further Assurances; Cooperation.............................35

         Section 16.16     Like Kind Exchange..........................................35

         Section 16.17     Intentionally Deleted.......................................37

         Section 16.18     Citi Lease..................................................37

         Section 16.19     Continuing Seller Obligations; Indemnification..............37

         Section 16.20     No Recording................................................38



Exhibit A        Land
Exhibit B        Form of Citi Lease
Exhibit C        Form of Deed
Exhibit D        Form of Bill of Sale
Exhibit E        Form of FIRPTA Affidavit
Exhibit F        Form of Declaration of Restrictive Covenant
Exhibit G-1      Form of Petition Form for Assignment of a Revocable Consent
                 (Lamppost Agreement)
Exhibit G-2      Form of Assignment and Assumption of Lamppost Agreement
Exhibit H-1      Form of Petition Form for Assignment of a Revocable Consent
                 (Revocable Consent Agreement)
Exhibit H-2      Form of Assignment and Assumption of Revocable Consent
                 Agreement
Exhibit I        Form of Assignment and Assumption of Subway Agreement
Exhibit J        Form of Press Release
Exhibit K        Form of Letter of Credit

                                TABLE OF CONTENTS
                                   (Continued)

Schedule 3.1(b)   Permitted Encumbrances
Schedule 4.1      Title Companies
Schedule 10.1(c)  Disclosed Litigation
Schedule 10.1(f)  Protest Proceedings
Schedule 10.1(g)  Leases
Schedule 10.2(c)  Organizational Chart of Purchaser